UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2008

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067
Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4143 Glencoe Avenue Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 728-1450

Digicorp, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of October 16, 2008, (i) the number of our authorized shares of Common Stock, par value $.001 per share, of the Company has been increased from 60,000,000 to 500,000,000 and the number of our authorized shares of Preferred Stock, par value $.001 per share, has been increased from 1,000,000 to 2,000,000 (the “Capitalization Amendment”), and (ii) our name has been changed from “Digicorp, Inc.” to “China Youth Media, Inc.” (the “Corporate Name Change”).

The Capitalization Amendment and Corporate Name Change were approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders have given their written consent to such actions. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, an Information Statement was mailed to stockholders.

Item 8.01 Other Events.

The Corporate Name Change described under Item 5.03 became effective with the OTCBB at the opening of trading on October 16, 2008 under the new stock symbol “CHYU”. Our new CUSIP number is 16947Y107.

Item 9.01  Financial Statements and Exhibits.

Exhibits:

99.1  Certificate of Amendment filed with the Secretary of State of Delaware effective on October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC. (Registrant)

Date: October 16, 2008	By:	/s/ Jay Rifkin
Name: Jay Rifkin
Title: Chief Executive Officer